Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2016 Results

OKLAHOMA CITY (November 2, 2016) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter ended September 30, 2016 and provided an update on its 2016 activities. Key information for the third quarter of 2016 includes the following:

•	Net production averaged 734.1 MMcfe per day.

•	Realized natural gas price, before the impact of derivatives and including transportation costs, averaged $2.10 per Mcf, a $0.71 per Mcf differential to the average trade month NYMEX settled price.

•	Realized oil price, before the impact of derivatives and including transportation costs, averaged $41.81 per barrel, a $3.13 per barrel differential to the average WTI oil price.

•	Realized natural gas liquids price, before the impact of derivatives and including transportation costs, averaged $13.98 per barrel, or $0.33 per gallon.

•	Net loss of $157.3 million, or $1.25 per diluted share.

•	Adjusted net income (as defined and reconciled below) of $20.0 million, or $0.16 per diluted share.

•	Adjusted EBITDA (as defined and reconciled below) of $94.7 million.

•	Reduced unit lease operating expense for the third quarter of 2016 by 12% to $0.26 per Mcfe from $0.30 per Mcfe for the third quarter of 2015.

•	Reduced unit midstream gathering and processing expense for the third quarter of 2016 by 5% to $0.67 per Mcfe from $0.71 per Mcfe for the third quarter of 2015.

•	Reduced unit general and administrative expense for the third quarter of 2016 by 16% to $0.15 per Mcfe from $0.18 per Mcfe for the third quarter of 2015.

•	Net production for the fourth quarter of 2016 is expected to average approximately 765 MMcfe per day to 790 MMcfe per day, compared to 643.8 MMcfe per day in the fourth quarter of 2015, an increase of 19% to 23%.

Michael G. Moore, Chief Executive Officer, commented, “Gulfport had a solid third quarter across the board, demonstrating our commitment to deliver on expectations. I am very proud of the continued hard work and commitment of all teams across the organization who came together to deliver these strong results and am encouraged by our momentum as we head into 2017.”

“With regard to our 2017 capital outlook and production growth, while we have not yet finalized the specifics of our anticipated full-year 2017 program, we continue to refine our thoughts surrounding the potential six and eight-rig scenarios provided on our second quarter call. Given our hedge position and where commodity prices are currently trading, we feel confident in establishing a six-rig program as a base level of activity for 2017, with the potential to add additional rigs during the year. We currently are utilizing four rigs and have already contracted two additional rigs, one of which is currently moving to location and the other rig is scheduled to begin operations in December. ”

Third Quarter Financial Results

For the third quarter of 2016, Gulfport reported a net loss of $157.3 million, or $1.25 per diluted share, on oil and natural gas revenues of $193.7 million. For the third quarter of 2016, EBITDA (as defined and reconciled below) was $126.8 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below) was $109.1 million. Gulfport’s GAAP net loss for the third quarter of 2016 includes the following items:

•	Aggregate non-cash derivative gain of $22.4 million.

•	Aggregate loss of $212.2 million in connection with the impairment of oil and natural gas properties.

•	Aggregate gain of $3.8 million attributable to net insurance proceeds in connection with a 2014 legacy environmental litigation settlement.

•	Aggregate gain of $6.0 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $0.6 million.

Excluding the effect of these items, Gulfport’s financial results for the third quarter of 2016 would have been as follows:

•	Adjusted oil and natural gas revenues of $171.3 million.

•	Adjusted net income of $20.0 million, or $0.16 per diluted share.

•	Adjusted EBITDA of $94.7 million.

Year-To-Date 2016 Financial Results

For the nine-month period ended September 30, 2016, Gulfport reported a net loss of $739.3 million, or $6.12 per diluted share, on oil and natural gas revenues of $322.5 million. For the nine-month period ended September 30, 2016, EBITDA (as defined and reconciled below) was $87.8 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below) was $280.8 million. Gulfport’s GAAP net loss for the nine-month period ended September 30, 2016 includes the following items:

•	Aggregate non-cash derivative loss of $184.0 million.

•	Aggregate loss of $601.8 million in connection with the impairment of oil and natural gas properties.

•	Aggregate loss of $23.1 million in connection with the impairment associated with Gulfport’s equity interest in Grizzly Oil Sands.

•	Aggregate gain of $3.8 million attributable to net insurance proceeds in connection with a 2014 legacy environmental litigation settlement.

•	Aggregate loss of $2.5 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $1.0 million.

Excluding the effect of these items, Gulfport’s financial results for the nine-month period ended September 30, 2016 would have been as follows:

•	Adjusted oil and natural gas revenues of $506.5 million.

•	Adjusted net income of $65.5 million, or $0.54 per diluted share.

•	Adjusted EBITDA of $293.6 million.

Production and Realized Prices

Gulfport’s net daily production for the third quarter of 2016 averaged approximately 734.1 MMcfe per day. For the third quarter of 2016, Gulfport’s net daily production mix was comprised of approximately 86% natural gas, 9% natural gas liquids (“NGL”) and 5% oil.

Gulfport’s realized prices for the third quarter of 2016 were $2.67 per Mcf of natural gas, $45.09 per barrel of oil and $0.34 per gallon of NGL, resulting in a total equivalent price of $2.87 per Mcfe. Gulfport’s realized prices for the third quarter of 2016 include an aggregate non-cash derivative gain of $22.4 million. Before the impact of derivatives, realized prices for the third quarter of 2016, including transportation costs, were $2.10 per Mcf of natural gas, $41.81 per barrel of oil and $0.33 per gallon of NGL, for a total equivalent price of $2.35 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Production Volumes:
Natural gas (MMcf)	58,151	48,124	164,233	107,208
Oil (MBbls)	521	732	1,675	2,225
NGL (MGal)	43,837	49,094	117,217	142,093
Gas equivalent (MMcfe)	67,541	59,530	191,026	140,856
Gas equivalent (Mcfe per day)	734,144	647,062	697,174	515,956

Average Realized Prices
(before the impact of derivatives):

Natural gas (per Mcf)	$2.10	$2.07	$1.66	$2.29
Oil (per Bbl)	$41.81	$40.53	$36.31	$44.08
NGL (per Gal)	$0.33	$0.19	$0.29	$0.31
Gas equivalent (per Mcfe)	$2.35	$2.33	$1.92	$2.75

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.31	$2.62	$2.44	$2.93
Oil (per Bbl)	$43.43	$44.84	$42.73	$46.14
NGL (per Gal)	$0.33	$0.19	$0.29	$0.31
Gas equivalent (per Mcfe)	$2.54	$2.83	$2.65	$3.26

Average Realized Prices:

Natural gas (per Mcf)	$2.67	$3.72	$1.39	$3.39
Oil (per Bbl)	$45.09	$57.02	$36.52	$50.21
NGL (per Gal)	$0.34	$0.19	$0.28	$0.31
Gas equivalent (per Mcfe)	$2.87	$3.87	$1.69	$3.68

For the fourth quarter of 2016, Gulfport currently estimates that its net production will range from 765 MMcfe per day to 790 MMcfe per day and full-year 2016 net production guidance remains unchanged at 695 MMcfe per day to 730 MMcfe per day.

2016 Financial Position and Liquidity

For the nine-month period ended September 30, 2016, Gulfport’s drilling and completion capital expenditures totaled $369.2 million, midstream capital expenditures totaled $4.0 million and leasehold capital expenditures (net of proceeds from leasehold sales) totaled $9.8 million.

Mr. Moore commented, “With regard to our leasehold position, we continue to high-grade our acreage within our portfolio and focus our efforts on consolidating our premium, core position in the wet gas and dry gas windows of the play. With this in mind, during the third quarter of 2016 we sold a non-core exploratory acreage position in West Virginia and have already started to reinvest the net proceeds from this sale just across the border in the dry gas window in Ohio. We believe a significant organic leasing opportunity is unfolding in an area where infrastructure build out is underway and where we experience favorable economic returns.”

As of September 30, 2016, Gulfport had cash on hand of approximately $364.3 million. In addition, as of September 30, 2016, Gulfport’s revolving credit facility of $700 million was undrawn and had $493.0 million available for future borrowing after giving effect to outstanding letters of credit totaling $207.0 million.

Operational Update

Utica Shale

In the Utica Shale, during the third quarter of 2016, Gulfport spud 9 gross (8.8 net) wells and turned-to-sales 21 gross (15.8 net) operated wells and 13 gross (3.9 net) non-operated wells. During the third quarter of 2016, net production from Gulfport’s Utica acreage averaged approximately 713.0 MMcfe per day, an increase of 11% over the second quarter of 2016 and an increase of 14% over the third quarter of 2015. Field level compression remains on schedule to begin phasing-in across Gulfport’s dry gas position around year-end 2016.

Gulfport continues to realize operational efficiency gains in the Utica Shale and for the nine-month period ended September 30, 2016, Gulfport spud 31 gross wells with an average lateral length of approximately 8,520 feet and average drilling days from spud to rig release of approximately 25 days. In addition, Gulfport turned-to-sales 43 gross wells with an average lateral length of approximately 8,485 feet and average of approximately 9 stages completed per day. For the nine-month period ended September 30, 2016, Gulfport’s well costs averaged approximately $1,085 per foot of lateral in the Utica Shale.

At present, Gulfport has four operated horizontal rigs drilling in the play and has contracted its fifth and sixth horizontal drilling rigs to begin operations in November 2016 and December 2016, respectively.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, during the third quarter of 2016, Gulfport performed 24 recompletions and net production totaled approximately 20.2 MMcfe per day.

2016 Capital Budget and Production Guidance

Gulfport reaffirms its 2016 capital budget and production guidance. The table below summarizes the Company’s full year 2016 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending 12/31/2016
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	695	730
% Gas	87%	91%
% Liquids	13%	9%

Forecasted Realizations (before the effects of hedges) (1)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.61)	$(0.66)
NGL ($ per gallon)	$0.25	$0.29
Oil (Differential to NYMEX WTI) $/Bbl	$(5.50)	$(6.50)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.27	$0.30
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.54	$0.64
General and Administrative - $MM	$50	$55

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$325	$375
Non-Operated	$90	$100

Total Budgeted E&P Capital Expenditures	$415	$475

Budgeted Midstream Expenditures - In Millions:	$20	$25

Budgeted Leasehold Expenditures(2) - In Millions:	$40	$50

Total Capital Expenditures - In Millions:	$475	$550

Net Wells Drilled
Utica - Operated	36	39
Utica - Non-Operated	3	4

Total	39	43

Net Wells Turned-to-Sales
Utica - Operated	37	41
Utica - Non-Operated	6	7

Total	43	48

(1)	Differential forecasts assume strip pricing as of 10/27/2016.
(2)	Net of proceeds from leasehold sales.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of November 2, 2016.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION AS OF NOVEMBER 2, 2016

(Unaudited)

	4Q2016
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	540
Price ($ per MMBtu)	$3.14

Basis Swap Contract (Michcon)
Volume (BBtupd)	40
Differential ($ per MMBtu)	$0.02

Basis Swap Contract (Tetco M2)
Volume (BBtupd)	33
Differential ($ per MMBtu)	$(0.59)

Swap contracts (LLS)
Volume (Bblpd)	2,000
Price ($ per Bbl)	$51.10

C3 Propane:
Swap contracts (TET)
Volume (Bblpd)	1,500
Price ($ per Gal)	$0.48

	2016	2017	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	523	410	224	5
Price ($ per MMBtu)	$3.19	$3.09	$3.05	$3.37

Swaption contracts (NYMEX)
Volume (BBtupd)	6	120	5	—
Price ($ per MMBtu)	$3.25	$3.23	$2.91	—

Basis Swap Contract (Michcon)
Volume (BBtupd)	47	—	—	—
Differential ($ per MMBtu)	$0.05	—	—	—

Basis Swap Contract (Tetco M2)
Volume (BBtupd)	8	12	—	—
Differential ($ per MMBtu)	$(0.59)	$(0.59)	—	—

Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,751	992	—	—
Price ($ per Bbl)	$56.18	$51.10	—	—

Swap contracts (WTI)
Volume (Bblpd)	497	—	—	—
Price ($ per Bbl)	$61.40	—	—	—

C3 Propane:
Swap contracts (TET)
Volume (Bblpd)	1,397	—	—	—
Price ($ per Gal)	$0.48	—	—	—

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, November 3, 2016 at 8:00 a.m. CDT to discuss its third quarter of 2016 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative (gain) loss, impairment of Grizzly equity investment, insurance proceeds and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net loss less non-cash derivative (gain) loss, impairment of oil and gas properties, impairment of Grizzly equity investment, insurance proceeds and (income) loss from equity method investments plus tax benefit excluding adjustments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul Heerwagen – Vice President, Corporate Development

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(In thousands, except share data)
Revenues:
Gas sales	$155,185	$179,215	$228,419	$363,656
Oil and condensate sales	23,507	41,747	61,161	111,712
Natural gas liquid sales	15,000	9,431	32,914	43,396
Other (expense) income	(6)	176	3	392

	193,686	230,569	322,497	519,156

Costs and expenses:
Lease operating expenses	17,471	17,568	48,789	51,411
Production taxes	3,525	3,593	9,492	11,163
Midstream gathering and processing	45,475	42,166	122,476	100,451
Depreciation, depletion and amortization	62,285	90,329	183,414	251,393
Impairment of oil and gas properties	212,194	594,776	601,806	594,776
General and administrative	10,467	11,001	32,941	31,315
Accretion expense	269	212	777	594

	351,686	759,645	999,695	1,041,103

LOSS FROM OPERATIONS	(158,000)	(529,076)	(677,198)	(521,947)

OTHER (INCOME) EXPENSE:
Interest expense	12,787	14,124	44,892	34,906
Interest income	(337)	(279)	(822)	(536)
Insurance proceeds	(3,750)	—	(3,750)	—
(Income) loss from equity method investments	(5,997)	61,891	25,576	57,036

	2,703	75,736	65,896	91,406

LOSS BEFORE INCOME TAXES	(160,703)	(604,812)	(743,094)	(613,353)
INCOME TAX BENEFIT	(3,407)	(216,603)	(3,755)	(219,338)

NET LOSS	$(157,296)	$(388,209)	$(739,339)	$(394,015)

NET LOSS PER COMMON SHARE:
Basic	$(1.25)	$(3.59)	$(6.12)	$(4.06)

Diluted	$(1.25)	$(3.59)	$(6.12)	$(4.06)

Weighted average common shares outstanding—Basic	125,408,866	108,217,062	120,771,046	96,935,897
Weighted average common shares outstanding—Diluted	125,408,866	108,217,062	120,771,046	96,935,897

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	December 31, 2015
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$364,276	$112,974
Accounts receivable—oil and gas	127,788	71,872
Accounts receivable—related parties	96	16
Prepaid expenses and other current assets	10,740	3,905
Short-term derivative instruments	39,363	142,794
Deferred tax asset	38	—

Total current assets	542,301	331,561

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,723,821 and $1,817,701 excluded from amortization in 2016 and 2015, respectively	5,816,458	5,424,342
Other property and equipment	54,460	33,171
Accumulated depletion, depreciation, amortization and impairment	(3,613,662)	(2,829,110)

Property and equipment, net	2,257,256	2,628,403

Other assets:
Equity investments	251,309	242,393
Long-term derivative instruments	15,262	51,088
Deferred tax asset	4,203	74,925
Other assets	5,512	6,364

Total other assets	276,286	374,770

Total assets	$3,075,843	$3,334,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$304,341	$265,128
Asset retirement obligation—current	75	75
Short-term derivative instruments	37,220	437
Deferred tax liability	—	50,697
Current maturities of long-term debt	220	179

Total current liabilities	341,856	316,516

Long-term derivative instrument	14,907	6,935
Asset retirement obligation—long-term	32,910	26,362
Long-term debt, net of current maturities	961,050	946,084

Total liabilities	1,350,723	1,295,897

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 125,453,533 issued and outstanding at September 30, 2016 and 108,322,250 at December 31, 2015	1,253	1,082
Paid-in capital	3,245,393	2,824,303
Accumulated other comprehensive loss	(50,816)	(55,177)
Retained deficit	(1,470,710)	(731,371)

Total stockholders’ equity	1,725,120	2,038,837

Total liabilities and stockholders’ equity	$3,075,843	$3,334,734

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Net loss	$(157,296)	$(388,209)	$(739,339)	$(394,015)
Interest expense	12,787	14,124	44,892	34,906
Income tax benefit	(3,407)	(216,603)	(3,755)	(219,338)
Accretion expense	269	212	777	594
Depreciation, depletion and amortization	62,285	90,329	183,414	251,393
Impairment of oil and gas properties	212,194	594,776	601,806	594,776

EBITDA	$126,832	$94,629	$87,795	$268,316

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)		(In thousands)
Cash provided by operating activity	$102,551	$96,217	$245,275	$235,091
Adjustments:
Changes in operating assets and liabilities	6,563	(13,385)	35,521	10,518

Operating Cash Flow	$109,114	$82,832	$280,796	$245,609

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
	(In thousands)
EBITDA	$126,832	$87,795
Adjustments:
Non-cash derivative (gain) loss	(22,357)	184,013
Impairment of Grizzly equity investment	—	23,069
Insurance proceeds	(3,750)	(3,750)
(Income) loss from equity method investments	(5,997)	2,507

Adjusted EBITDA	$94,728	$293,634

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
	(In thousands, except share data)
Pre-tax net loss excluding adjustments	$(160,703)	$(743,094)
Adjustments:
Non-cash derivative (gain) loss	(22,357)	184,013
Impairment of oil and gas properties	212,194	601,806
Impairment of Grizzly equity investment	—	23,069
Insurance proceeds	(3,750)	(3,750)
(Income) loss from equity method investments	(5,997)	2,507

Pre-tax net income excluding adjustments	$19,387	$64,551

Tax benefit excluding adjustments	(631)	(979)
Adjusted net income	$20,018	$65,530

Adjusted net income per common share:
Basic	$0.16	$0.54

Diluted	$0.16	$0.54

Basic weighted average shares outstanding	125,408,866	120,771,046
Diluted weighted average shares outstanding	125,408,866	120,771,046